DRYDEN NATIONAL MUNICIPALS FUND, INC.
(formerly Prudential National Municipals Fund, Inc.)
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                  February 23, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden National Municipals Fund, Inc. (the ?Fund?)
         	(formerly Prudential National Municipals Fund, Inc.)
                 File No. 811-2992

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                               Very truly yours,


                                               /s/Marguerite E.H. Morrison
                                                  Marguerite E.H. Morrison
                                                   Chief Legal Officer and
                                                       Assistant Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of February, 2004.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.
	(formerly Prudential National Municipals Fund, Inc.)



Witness:/s/Marguerite E.H. Morrison		By:	/s/Grace C. Torres
            Marguerite E.H. Morrison			Grace C. Torres
            Chief Legal Officer   		   Treasurer and Principal
            and Assistant Secretary		  Financial and Accounting
         Officer